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                                                                    EXHIBIT 23.1





             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of Portal Software, Inc. of our report dated February 24, 1999, except for the fifth and sixth paragraphs of Note 8 as to which the date is April 29, 1999, with respect to the consolidated financial statements of Portal Software, Inc, included in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP

Palo Alto, California
May 5, 1999